Exhibit 99.1

   RADIATION THERAPY SERVICES REPORTS PRELIMINARY UNAUDITED FIRST QUARTER 2005
                                FINANCIAL RESULTS

                  - Company Increases 2005 Financial Guidance -

    First Quarter Highlights

    -   Total revenues increased 22.1% to $52.4 million from first quarter 2004

    -   Same market revenues increased 16.6% from same period 2004

    - Net income for the first quarter was $6.3 million, including an impairment loss of $1.2 million and a write-off of $355,000 in deferred financing costs. Excluding these charges, net income was $7.3 million, or $0.31 per diluted share.

    - Consolidated two Yonkers, New York treatment centers in preparation for the opening of a hospital-based center in Mt. Kisco, New York

    - Full year 2005 revenue guidance increased to the range of $187 million to $204 million

    Recent Developments

    - Completed the acquisition of majority interest in West Virginia treatment center

    -   Completed the acquisition of five treatment centers in Nevada

    - Entered into agreement to provide professional radiation oncology services to prestigious Roger Williams Medical Center

    FORT MYERS, Fla., May 4 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced preliminary unaudited financial results for the first quarter ended March 31, 2005.

    Like numerous companies in industries operating in the retail service sector, the Company has recently reviewed its accounting treatment for leases. Historically, when accounting for leases with fixed-rent escalations, the Company has recorded rent expense on a pay-as-you-go basis over the lease term. The Company has discussed its lease accounting practices with its independent registered public accounting firm and its audit committee and has determined that it will correct its accounting practices in this area.

    The primary result of the correction will be to accelerate the recognition of rent expense under certain leases that include fixed-rent escalations by revising the computation to straight-line the expense of the escalations over the lease period. The Company has determined that the total correction is approximately $1.4 million on a cumulative basis for the period of 1993 through March 31, 2005 and that the correction will be made by restating retained earnings as of December 31, 2001 by approximately $1.2 million. Accordingly, the results included in this release are preliminary and do not reflect any adjustments for this correction. The Company does not expect the corrected accounting for rents to have a material impact on 2005 or future years.

    Total revenues for the first quarter were $52.4 million, an increase of 22.1% from $42.9 million in the same quarter of 2004. Fee for service revenues, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, were $49.6 million. Other revenues, or revenues generated from services where Radiation Therapy bills the hospital for services provided, were $2.8 million.

    During the first quarter 2005, the Company incurred an impairment loss of $1.2 million related to the consolidation of two Yonkers, New York treatment centers in the Company's Westchester/Bronx regional network. In March 2005, the Company incurred a charge of $355,000 associated with the deferred financing costs written off in conjunction with the upsizing of the credit facility that was announced on March 21, 2005. The Company incurred first quarter 2005 expenses of approximately $1.0 million associated with operating in its first year as a public company. These expenses included legal fees, professional service fees including Sarbanes-Oxley compliance consultation, accounting fees and increased directors and officers insurance premiums.

    Net income for the first quarter 2005 was $6.3 million. Excluding the charges for the impairment loss and the deferred financing charge, as discussed above, net income for the first quarter 2005 was $7.3 million, or $0.31 per diluted share.

    Dr. Daniel Dosoretz, President and Chief Executive Officer of Radiation Therapy, said, "Our strong first quarter revenues exceeded our previous guidance. Results were led by the solid performance across our expanding base of treatment centers. We saw the successful start-up of our de novo treatment center in Rhode Island, which marked the initiation of our cluster-building efforts in the area. This center has seen positive momentum in the growth of patients treated at the facility and is treating over 15 patients per day in its fourth full month of operation. We also implemented a second IMRT program in southern New Jersey, improving the technological capabilities in this network. With the recently completed acquisitions in West Virginia and Las Vegas, we now operate 61 treatment centers."

    Radiation Therapy generated $11.3 million in net cash from operations in the first quarter ended March 31, 2005. Total capital expenditures, including capital lease obligations, for the first quarter 2005 were $4.6 million, compared to $6.2 million for the first quarter 2004. The Company's days sales outstanding (DSO) for the first quarter improved 7.7% to 48 days from the first quarter 2004. Outstanding debt at the end of the first quarter totaled $66.8 million.

    For the first quarter 2005, Radiation Therapy reported an average of 1,183 external beam treatments per day at its 45 freestanding centers, an 8.2% increase from the same period in 2004. The Company also recorded 1.2% growth of same practice external beam treatments per day for freestanding centers compared to 0.2% growth for the same period in 2004.

    Radiation Therapy has been working with Northern Westchester Hospital to establish a hospital-based radiation treatment center within its Westchester/Bronx regional network and is preparing for its opening in the second quarter of 2005. The facility is supported by strong patient demographics. The Company plans to implement an intensity modulated radiation therapy (IMRT) program, as well as one of the first installations in the United States of an image guided radiation therapy (IGRT) program optimized for both conventional and stereotactic approaches to treating cancer.

    At the end of the first quarter, the Company entered into a definitive purchase agreement to acquire a majority interest in a single radiation therapy treatment center located in Martinsburg, West Virginia for approximately $600,000. The facility is leased from City Hospital, part of West Virginia University Hospitals, and is located on the City Hospital campus. On April 1, 2005, the Company completed the transaction and will partner with West Virginia University Hospitals in ownership of the facility. The facility will operate as part of the Company's Western Maryland regional network.

    In April 2005, the Company entered into a definitive purchase agreement to acquire five radiation treatment centers from Associated Radiation Oncologists, Inc. for $26 million, plus a three-year contingent earn-out. On May 4, 2005, Radiation Therapy Services completed the acquisition of the five centers in Nevada, which positions it as the largest operator of radiation oncology treatment centers in the state.

    The Company has entered into an agreement with the prestigious Roger Williams Medical Center to provide professional radiation oncology services to the hospital's patients. The Company will provide a physician to the hospital to treat current patients during the second quarter of 2005 and the contract will become effective June 1, 2005. The Company also plans to collaborate with the hospital in the development of a new freestanding radiation therapy treatment center in Rhode Island.

    Taking into consideration the recently completed acquisitions, the Company is increasing guidance for the full year 2005. Full year EPS guidance reflects a deduction of $0.04 per share for first quarter 2005 charges related to the impairment loss and write-off of deferred financing costs. The Company now expects revenues to be in the range of $187 million to $204 million, with diluted earnings per share in the range of $0.93 to $1.01. For the second quarter of 2005, the Company expects revenues to be in the range of $50.0 million to $53.0 million, with diluted earnings per share in the range of $0.28 per share and $0.30 per share. These projections are estimates only and actual performance could differ.

    Conference Call
    Management will host a conference call tomorrow at 10:00 a.m. EDT. A live Web cast of the conference call will be available online on the Company's corporate Web site at http://www.rtsx.com. The dial-in numbers are (800) 817-4887 for domestic callers, and (913) 981-4913 for international. The reservation number for both is 6516349. After the live Web cast, the call will remain available on Radiation Therapy's Web site until June 3, 2005. In addition, a telephonic replay of the call will be available until May 19, 2005. The replay dial-in numbers are (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. Please use reservation code 6516349.

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 61 treatment centers are clustered into 19 regional networks in 11 states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

    This release may contain forward-looking statements about the Company's future plans, performance, projections, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to risks associated with the integration of the acquired business including patient retention and the future financial performance of the acquired businesses, actual restatement amounts, as well as those risk factors described in the Company's recent annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

    Contacts:                              Investors/Media:
    Dave Koeninger                         Nick Laudico/Jason Rando
    Chief Financial Officer                The Ruth Group
    Radiation Therapy Services, Inc.       646-536-7030/7025
    239-931-7282                           nlaudico@theruthgroup.com
    dkoeninger@rtsx.com                    jrando@theruthgroup.com

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    (in thousands, except per share amounts)

                                                             Three Months Ended
                                                                  March 31,
                                                         ------------   ------------
                                                             2005           2004
                                                         ------------   ------------
                                                             (unaudited)
Net patient service revenue                              $     49,592   $     40,462
Other revenue                                                   2,828          2,486
Total revenues                                                 52,420         42,948

Salaries and benefits                                          25,668         21,098
Medical supplies                                                1,459            883
Facility rent expense                                           1,510          1,296
Other operating expenses                                        2,082          1,641
General and administrative expenses                             5,879          4,297
Depreciation and amortization                                   2,094          1,508
Provision for doubtful accounts                                 1,552          1,361
Interest expense, net                                             922            595
Impairment loss                                                 1,226              -
Total expenses                                                 42,392         32,679

Income before minority interests                               10,028         10,269
Minority interests in net losses of
 consolidated entities                                            162              9

Income before income taxes                                     10,190         10,278

Income tax expense                                              3,866              -

Net income                                                      6,324         10,278

Other comprehensive income:
Unrealized loss on derivative interest
 rate swap agreement, net of tax                                   (9)           (10)
Comprehensive income                                     $      6,315   $     10,268

Net income per common share
 outstanding - basic                                     $       0.28   $       0.59
Net income per common share
 outstanding - diluted                                   $       0.27   $       0.55

Weighted average shares outstanding:
     Basic                                                     22,602         17,444
     Diluted                                                   23,366         18,526

Unaudited Pro forma income data:
Income before income taxes, as reported                                 $     10,278
Pro forma income taxes                                                         4,080
Pro forma net income                                                    $      6,198
Pro forma net income per common
 share outstanding - basic                                              $       0.36
Pro forma net income per common
 share outstanding - diluted                                            $       0.33

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                           March 31,    December 31,
                                                             2005           2004
                                                         ------------   ------------
                                                          (unaudited)
                        ASSETS
Current assets:
  Cash and cash equivalents                              $     12,770   $      5,019
  Marketable securities, at market                              3,550          2,400
  Accounts receivable, net                                     27,898         25,834
  Income taxes receivable                                           -            364
  Prepaid expenses                                              2,533          2,882
  Current portion of lease receivable                             668            653
  Inventories                                                   1,109          1,065
  Other                                                           827            680
Total current assets                                           49,355         38,897

Lease receivable, less current portion                          1,057          1,230
Equity investments in joint ventures                              878          1,422
Property and equipment, net                                    84,283         83,380
Goodwill, net                                                  35,442         35,442
Intangible assets, net                                          1,193          1,328
Other assets                                                    7,146          6,797
Total assets                                             $    179,354   $    168,496

IABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Accounts payable                                       $      2,536   $      2,955
  Accrued expenses                                             10,129          9,482
  Income taxes payable                                          2,982              -
  Deferred income taxes                                         1,390          1,729
  Current portion of long-term debt                             9,893          9,620
Total current liabilities                                      26,930         23,786
Long-term debt, less current portion                           56,922         56,483
Other long-term liabilities                                       660            710
Deferred income taxes                                          16,071         16,071
Minority interest in consolidated
 entities                                                       3,332          4,104
Total liabilities                                             103,915        101,154
Shareholders' equity
  Preferred stock, $0.0001 par
   value, 10,000 shares authorized,
   none issued or outstanding                                       -              -
  Common stock, $0.0001 par
   value, 75,000 shares
   authorized, 22,718 and 22,489 shares
   issued and outstanding at
   March 31, 2005 and December
   31, 2004, respectively                                           2              2
  Additional paid-in capital                                   70,520         69,686
  Retained earnings (deficit)                                   5,736           (588)
  Notes receivable from shareholders                             (819)        (1,767)
  Accumulated other comprehensive
   (loss) income, net of tax                                        -              9
Total shareholders' equity                                     75,439         67,342
Total liabilities and shareholders' equity               $    179,354   $    168,496

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                             Three months ended
                                                                  March 31,
                                                             2005           2004
                                                         ------------   ------------
                                                                (unaudited)
Cash flows from operating activities
Net Income                                               $      6,324   $     10,278
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation                                                  1,959          1,466
  Amortization                                                    135             42
  Deferred income tax provision                                  (339)             -
  Stock based compensation                                        211              -
  Impairment loss                                               1,226              -
  Provision for bad debts                                       1,552          1,361
  Loss on the sale of property and equipment                       69              -
  Minority Interests in net losses of
   consolidated entities                                         (162)            (9)
  Write off of loan costs                                         355            336
  Equity interest in net loss (income)
   of joint ventures                                              359            (66)
  Changes in operating assets and liabilities:
    Accounts receivable                                        (4,282)        (3,615)
    Inventories                                                   (44)          (177)
    Prepaid expenses                                              349            956
    Accounts payable                                             (419)          (340)
    Accrued expenses                                              638            441
    Income taxes payable                                        3,346              -

Net cash provided by operating activities                      11,277         10,673

Cash flows from investing activities
Purchase of property and equipment                             (3,258)        (4,347)
Receipts of principal payments on
 notes receivable from shareholders                                 -             30
Purchases of marketable securities, net                        (1,150)             -
Repayments from (loans to) employees                              206            (23)
Distribution received from joint venture                          185              -
Change in lease receivable                                        158            144
Change in other assets                                             38            409

Net cash used in investing activities                          (3,821)        (3,787)

Cash flows from financing activities
Proceeds from issuance of debt                                      -         41,000
Principal repayments of debt                                     (690)        (3,159)
Proceeds from exercise of stock options                           623          1,756
Payments of notes receivable from
 shareholders                                                     948             83
Distributions to shareholders                                       -         (3,182)
Payments of loan costs                                           (586)        (1,576)

Net cash provided by financing activities                         295         34,922

Net increase in cash and cash equivalents                       7,751         41,808
Cash and cash equivalents, at
 beginning of period                                            5,019          2,606

Cash and cash equivalents, at end of period              $     12,770   $     44,414

Supplemental disclosure of non-cash
 transactions
Recorded capital lease obligations
 related to the acquisition of equipment                 $      1,352   $      1,898

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                            KEY OPERATING STATISTICS
                                   (unaudited)

                                                    Three Months Ended
                                                        March 31,              %
                                                    2005         2004        Change
                                                 ----------   ----------   ----------
External beam treatments per day -                    1,183        1,093          8.2%
 freestanding centers

Percentage change in external beam
 treatments per day - freestanding
 centers - same practice basis                                       1.2%         0.2%

Percentage change in total revenues
 - same practice basis                                              16.6%        16.0%

Regional networks at period end                          19           17         11.8%

Treatment centers - freestanding                         45           41          9.8%
Treatment centers - hospital                             10           11        -9.1%
                                                         55           52          5.8%

Days sales outstanding for the quarter                   48           52

SOURCE  Radiation Therapy Services, Inc.
    -0-                             05/04/2005
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors/Media: Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, or Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com /